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                                               [Ernst & Young Logo Appears Here]

                                                                    Exhibit 23.1
To The Board of Directors and Shareholders Mutual Risk Management Ltd.

We have audited the accompanying consolidated balance sheets of Mutual Risk Management Ltd. and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of (loss) income and comprehensive (loss) income, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the financial statement schedules listed in the Index at Item 14(B). These financial statements and schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Mutual Risk Management Ltd. and subsidiaries at December 31, 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ Ernst & Young

Hamilton, Bermuda
February 15, 2001
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                                                                    Exhibit 23.1

                                               [ERNST & YOUNG LOGO APPEARS HERE]




                        CONSENT OF INDEPENDENT AUDITORS

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
MUTUAL RISK MANAGEMENT LTD.

We consent to the incorporation by reference in Registration Statements on Form S-8 (Nos. 33-44124, 33-55282, 333-05008, 333-77359 and 333-80741) and Form S-3
(Nos. 333-64419, 333-11053, 333-75505 and 333-96425) of Mutual Risk Management
Ltd. of our report dated February 15, 2001 with respect to the consolidated financial statements and schedules of Mutual Risk Management Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2000.


                                                      /s/ Ernst & Young


Hamilton, Bermuda
March 30, 2001